3RD REQUEST: URGENT PROXY INFORMATION...SPARTAN(Registered trademark) U.S. EQUITY INDEX FUND
   PLEASE CAST YOUR VOTE NOW!
Dear Shareholder or Named Fiduciary:
PLEASE NOTE: THE SCHEDULED NOVEMBER 19TH SPECIAL SHAREHOLDERS' MEETING FOR THE SPARTAN U.S. EQUITY INDEX FUND IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTER PARTICIPATION. Several weeks ago we mailed you a letter reminding you to vote on two important proposals that affect your fund. To date, we have not received your ballot. YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, our independent proxy tabulator has forward the enclosed proxy material to you by overnight delivery. The attached prepaid Federal Express envelope addressed to the proxy tabulator has been provided to speed the prompt return of your signed proxy.
FOR OVERNIGHT PROXY DELIVERY: Just record your vote on the enclosed proxy card. Place the SIGNED proxy card in the Federal Express envelope provided. Simply drop the envelope off at any Federal Express box or call Federal Express at 1-800-238-5355 to arrange for them to pick up the envelope at your location. There is no charge to you.

TO VOTE BY FAX:  Please fax both the FRONT and BACK of your signed proxy card to:
 1-888-451-8683.   PLEASE BE SURE TO SIGN THE PROXY CARD.
TO VOTE BY PHONE:  CALL 1-800-848-3155; 9 AM-11 PM  EST WEEKDAYS,
10 AM-10 PM  EST SATURDAYS, OR 10 AM-6 PM EST SUNDAYS.
Please accept our thanks for your cooperation and prompt attention to this matter.
Sincerely,

Edward C. Johnson 3d
Chairman and Chief Executive Officer
          UEI-PXLON-1197
3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!

URGENT REMINDER   TO ALL SPARTAN(Registered trademark)  U.S. EQUITY
INDEX FUND SHAREHOLDERS (FORMERLY FIDELITY U.S. EQUITY INDEX
PORTFOLIO)
THE SCHEDULED NOVEMBER 19, 1997 SPECIAL SHAREHOLDERS MEETING FOR YOUR FUND IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTER PARTICIPATION. SEVERAL WEEKS AGO, WE MAILED YOU PROXY MATERIALS; TO DATE, WE HAVE NOT RECEIVED YOUR BALLOT.
As a shareholder, YOUR VOTE IS VERY IMPORTANT whether you have invested in your fund through a retirement plan such as a 401(k), 403(b), 457 or similar plan; an IRA, Rollover IRA, SEP-IRA, or Keogh account; or a brokerage, trust or other type of account. To assist you, we have made voting quick and easy.
How to vote:
1. VOTE BY PHONE: Please call our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-848-3155 weekdays from 9 a.m.- 11 p.m. EST, Saturdays from 10:00 a.m. - 10:00 p.m. EST or Sundays from 10:00 a.m.
- 6:00 p.m. EST.
or
2. VOTE BY FAX: Please fax the front and back of your SIGNED proxy card to our proxy tabulator at 1-888-451-8683.
or
3. VOTE BY MAIL: Please mail your SIGNED proxy card in the postage-paid envelope right away no matter what type of account you have or how many shares of the fund you own.
Thanks and remember to vote your proxy today.

If you have already voted, thank you for your participation in this important initiative for your fund.
Sincerely,
Edward C. Johnson 3d
President
     UEI-PXL3-1197